PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 3, 2007)
3,531,453 Shares of Common Stock
Warrants to Purchase 694,111.40 Shares of Common Stock
694,111 Shares of Common Stock (issuable upon exercise of warrants)
We are offering up to 3,470,557 shares of our common stock and warrants to purchase up to an additional 694,111.40 shares of our common stock. The common stock and warrants will be sold in units, with each unit consisting of one (1) share of common stock and a warrant to purchase two-tenths (0.2) of a share of common stock, at an exercise price of $9.37 per share. Each unit will be sold at a negotiated price of $9.395. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. We are also offering 694,111 shares of common stock issuable upon exercise of the warrants.
We are also offering 60,896 shares of our common stock to Philadelphia Brokerage Corporation as partial compensation for the placement agency fee contemplated hereby.
Our common stock is quoted on The Nasdaq Global Market under the symbol “BJGP.” On August 17, 2007, the last reported sale price of our common stock on The Nasdaq Global Market was $9.37 per share.
Investing in our common stock and warrants involves a high degree of risk. Before buying any units, you should read the discussion of material risks of investing in shares of common stock or warrants under the heading “Risk factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We have retained Philadelphia Brokerage Corporation to act as our exclusive placement agent in connection with the arrangement of this transaction. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the units offered hereby. The placement agent is not required to arrange for the sale of any specific number or dollar amount of units but will use reasonable efforts to arrange for the sale of all of the units.

	Per Unit(1)		Maximum Offering (1)
Public offering price	$9.395		$32,605,883.02
Placement agent fees	$0.4932	(2)	$1,711,808.86	(2)
Proceeds, before expenses, to us	$8.9018		$30,894,074.16

(1)	This table does not reflect any proceeds to us from the exercise of the warrants included in the units we are offering, and we will not receive any proceeds with respect to the exercise of such warrants unless and until such warrants are exercised. If the warrants were fully exercised, we would receive additional proceeds of approximately $6.5 million. We will not pay the placement agent any fee with respect to shares of our common stock issued upon exercise of the warrants.

(2)	The placement agent will receive a fee equal to seven percent (7%) of the gross proceeds received by us in the Offering, payable as follows: (i) 25% of the fee shall be payable in shares of our common stock valued at $9.37 per share, which equals 60,896 shares of our common stock and (ii) 75% of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the placement agent. The table does not reflect the costs associated with the shares of our common stock issued to the placement agent. The per unit placement agent fees have been rounded to 4 decimal places.
We expect the total offering expenses, excluding placement agent fees, to be approximately $280,000 for all sales pursuant to this prospectus supplement. The offering is subject to a minimum offering amount of $30 million in gross proceeds to us. Subject to such minimum requirement to close this offering, the actual public offering amount, placement agent fees and proceeds to us are not presently determinable and may be less than the maximum amounts set forth above.
Delivery of the shares of common stock and warrants will be made on or about August 22, 2007. The shares will be delivered only in book-entry form through The Depository Trust Company, New York, New York. The warrants will be delivered directly to investors.
Philadelphia Brokerage Corporation
as Placement Agent
The date of this prospectus supplement is August 17, 2007.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated August 3, 2007 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding us, updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering.
We incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where you can find more information.” You should carefully read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under “Information incorporated by reference,” before deciding to invest in shares of our common stock.
You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to give you different or additional information. You should not assume that the information included or incorporated by reference in this prospectus supplement and accompanying prospectus is accurate as of any date after the respective dates of the documents containing the information. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the shares in any jurisdiction in which such an offer or solicitation relating to the shares is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the shares if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Prospectus supplement summary
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.
In this prospectus supplement, unless the context specifically indicates otherwise:
➢	“the Company,” “we,” “us” and “our” refer to Beijing Med-Pharm Corporation and its subsidiaries;

➢	“BMP China” refers to Beijing Med-Pharm Market Calculating Co. Ltd.;

➢	“China,” “PRC,” and variations of these terms refer to The People’s Republic of China;

➢	“Wanwei” refers to Beijing Wanwei Pharmaceutical Co., Ltd.; and

➢	the Beijing Med-Pharm Corporation logo is a registered stylized trademark of Beijing Med-Pharm Corporation. All other trademarks, trade names or service marks appearing in this prospectus are the property of their respective holders.
BUSINESS OVERVIEW
Beijing Med-Pharm Corporation, a Delaware corporation, is a pharmaceutical marketing and distribution company based in China. Our corporate headquarters are in suburban Philadelphia, Pennsylvania and our Chinese operations are based in Beijing, China. Our services, which we offer through BMP China and Wanwei to foreign and domestic pharmaceutical manufacturers in China, focus primarily on marketing and promotional services and distribution. These services include clinical trial management; product registration; market research; pharmaceutical marketing to physicians, hospitals and other healthcare providers; and pharmaceutical distribution.
OUR CORPORATE INFORMATION
Our principal executive offices are located at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (610) 940-1675. We maintain an Internet website at www.beijingmedpharm.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

The offering

Securities we are offering.	Units consisting of one (1) share of common stock and warrants to purchase two-tenths (0.2) of a share of common stock.

Common stock and warrants offered by us pursuant to this prospectus.	• 3,531,453 shares of our common stock and warrants to purchase up to an additional 694,111.40 shares of our common stock and

• 694,111 shares of common stock upon exercise of the warrants offered hereby.

Common stock to be outstanding after this offering.	30,389,396 shares, or 31,083,507 shares if the warrants sold in this offering are fully exercised.

Description of warrants	The warrants will be exercisable at any time until August 22, 2012 at an exercise price of $9.37 per share.

Use of proceeds	We intend to use the net proceeds of this offering to fund joint venture transactions and for other strategic and general corporate purposes, including working capital, product development and acquisitions, and capital expenditures. See “Use of proceeds.”

The Nasdaq Global Market symbol for our shares of common stock.	“BJGP”

Common stock 52-week price range (through August 17, 2007).	Low: $3.45 High: $11.62

Risk Factors	Investment in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding whether to invest in the shares of common stock and warrants being offered by this prospectus supplement.
The number of shares of common stock shown above to be outstanding after this offering is based on 26,857,943 shares outstanding as of August 17, 2007 and excludes:
➢	2,567,272 shares of our common stock subject to options outstanding as of August 17, 2007 having a weighted average exercise price of $3.45 per share, of which options to purchase 1,327,780 shares were fully vested and exercisable;

➢	2,377,000 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of August 17, 2007; and

➢	2,035,108 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of August 17, 2007 and the warrants offered hereby, all such warrants having a weighted average exercise price of $6.21 per share.

Risk factors
Investing in our common stock involves a high degree of risk. In addition to the risks related to our business set forth beginning on page 3 of the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and accompanying prospectus, you should carefully consider the risks described below before purchasing our common stock. If any of the following risks actually occurs, our business, results of operations and financial condition will likely suffer. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment.
Because the offering price is likely to be substantially higher than our net tangible book value per share, you will incur immediate and substantial dilution.
If you purchase shares in this offering, you will pay more for your shares than the amount paid by our existing stockholders for their common stock on a per share basis. Also, you will experience immediate and substantial dilution of approximately $7.85 per share, representing the difference between closing price of our common stock on The Nasdaq Global Market on August 17, 2007 and our net tangible book value per share as of June 30, 2007. In addition, you may experience further dilution to the extent that our shares of common stock are issued upon the exercise of warrants and stock options.

Note regarding forward-looking statements
This prospectus supplement, the accompanying prospectus, any free writing prospectus used in connection with this offering and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements convey our current expectations or forecasts of future events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements herein include, among others, statements relating to:
➢	our business strategy;

➢	our potential acquisition of a (i) majority interest in Shanghai Rongheng Pharmaceutical Company Limited and (ii) minority interest in Sunstone Pharmaceutical Co., Ltd.;

➢	our potential joint ventures with (i) Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company and (ii) Biaodian Medical Information Co., Ltd. with respect to Guangzhou Shimei Medical Information Co., Ltd. and Guangzhou Shipu Medical Information Co., Ltd.;

➢	competition in the Chinese pharmaceutical distribution industry and our ability to compete;

➢	our belief regarding the significance of our acquisition of Wanwei;

➢	our belief that a significant opportunity exists to obtain an increased market share in the Chinese pharmaceutical marketing and distribution markets by offering a distribution chain solution that combines our market development services with market fulfillment services;

➢	our expectation to continue to incur significant and increasing operating expenses and capital expenditures;

➢	our expectation that substantially all of our revenues, profits, cash flows and assets will continue to be derived in China and be denominated in Chinese currency;

➢	our belief regarding the significance of brand recognition;

➢	our ability to renew any GSP certificate or any pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate or permit;

➢	our expectation that we may incur operating losses for the foreseeable future;

➢	our future financial and operating results;

➢	the dependence of our future success on obtaining additional promotional and market research agreements and licensing rights for China and on acquiring additional distribution companies;

➢	our ability to fund our current level of operations for the next twelve months through our cash and cash equivalents;

➢	expected timing of the closing of the Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company joint venture transaction;

➢	the board composition of the reorganized Guangzhou Pharmaceutical Limited Company;

➢	our expectation regarding our Exchange Act reporting obligations; and

➢	any other statements regarding matters not of historical fact.

The words “anticipate,” “believe,” “could,” “expect,” “intend,” “look forward,” “may,” “planned,” “potential,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These forward-looking statements reflect our current expectations and are based upon currently available data. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors affect our ability to achieve our objectives, including:
➢	delays in entering into, or our inability to enter into, definitive documents to acquire, or delays in completing the acquisition of a (i) majority interest in Shanghai Rongheng Pharmaceutical Company Limited and (ii) minority interest in Sunstone Pharmaceutical Co., Ltd.;

➢	delays in completion of our potential joint ventures with (i) Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company and (ii) Biaodian Medical Information Co., Ltd. with respect to Guangzhou Shimei Medical Information Co., Ltd. and Guangzhou Shipu Medical Information Co., Ltd.;

➢	difficulties in acquiring complementary businesses or in integrating acquired businesses;

➢	our inability to obtain additional capital when necessary;

➢	delays in product introduction and marketing or interruptions in supply;

➢	a decrease in business from our major clients;

➢	our inability to compete successfully against new and existing competitors or to leverage our marketing capabilities with our distribution capabilities;

➢	adverse economic, political or social conditions in China;

➢	our inability to renew our GSP certificate or our pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate and permit;

➢	our inability to manage our growth effectively;

➢	our inability to attract and retain key personnel;

➢	our inability to effectively market our services or obtain and maintain arrangements with manufacturers; and

➢	a slowdown in the Chinese economy.
In addition, you should refer to the “Risk factors” sections of this prospectus supplement and the accompanying prospectus for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus, any free writing prospectus used in connection with this offering and the documents incorporated by reference herein and therein will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

Use of proceeds
We estimate that the net proceeds from the sale of the 3,470,557 units we are offering will be approximately $30.9 million, before expenses, assuming that we sell the maximum number of units we are offering pursuant to this prospectus supplement. We intend to use the net proceeds of our sales of units in this offering to fund joint venture transactions and for other strategic and general corporate purposes, including working capital, product development and acquisitions, and capital expenditures.
In particular, we anticipate using $27,200,000 of the net proceeds to complete our acquisition of 49% of the equity interest of Hong Kong Fly International Health Care Limited, a Hong Kong corporation, which will hold a 100% equity interest in Sunstone Pharmaceutical Co., Ltd., for which 49% equity interest we made an initial payment of $4,800,000 in July 2007.
We anticipate using the remainder of the proceeds to fund part of the $14,400,000 acquisition cost of 20% of the equity interest of Alliance BMP Limited, which will own 50% of the equity interest of Guangzhou Pharmaceuticals Corporation, and the balance for working capital, product development and acquisitions, and capital expenditures.

Price range of common stock
Our common stock trades on The Nasdaq Global Market under the symbol “BJGP.” Since June 7, 2007, our common stock has been traded on The Nasdaq Global Market and from August 10, 2006 to June 6, 2007, our common stock was traded on The Nasdaq Capital Market. From February 22, 2006 to August 9, 2006, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BJGP.OB.” Prior to that, our common stock was quoted on the Pink Sheets under the symbol “BJGP.PK.”
On August 17, 2007, there were 134 holders of record of our common stock. The last reported sales price of our common stock on The Nasdaq Global Market on August 17, 2007 was $9.37 per share. You are urged to obtain current market quotations for our common stock.
The following table sets forth, for the periods indicated, the high and low intraday sale and bid prices per share of our common stock as reported by The Nasdaq Global Market, The Nasdaq Capital Market, Over-the-Counter Bulletin Board and the Pink Sheets, as applicable. These prices do not include retail markups, markdowns or commissions.

	High	Low
2007
Third Quarter (Through August 17, 2007)	$11.11	$8.04
Second Quarter	11.62	7.07
First Quarter	9.75	6.13
2006
Fourth Quarter	$6.98	$4.05
Third Quarter	6.00	3.45
Second Quarter	5.00	4.02
First Quarter	5.05	3.20
2005
Fourth Quarter	$4.00	$1.20
Third Quarter	2.00	1.26
Second Quarter	2.50	1.60
First Quarter	2.90	2.00

Capitalization
The following table sets forth, as of June 30, 2007, our capitalization on an actual basis and on an as adjusted basis to give effect to the sale of the units in this offering at the offering price of $9.395 per unit, after deducting underwriting fees and estimated offering expenses payable by us, and the anticipated application of the net proceeds from this offering as described in “Use of Proceeds.” This table should be read in conjunction with our Consolidated Financial Statements and the accompanying Notes to Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 that is incorporated by reference herein.

	As of June 30, 2007
		% of	As	% of
	Actual	Capitalization	Adjusted	Capitalization
	(Unaudited)
Long-term debt, net of current portion	$59,082	0.3%	$59,082	0.1%
Common stockholders’ equity
Common stock	26,855	0.2%	$30,386	0.1%
Additional Paid in Capital	30,388,955	179.2%	56,620,600	119.0%
Common Stock Warrants	5,494,499	32.4%	9,873,397	20.8%
Accumulated Deficit	(19,210,397)	–113.3%	(19,210,397)	–40.4%
Accumulated Other Comprehensive Income	198,578	1.2%	198,578	0.4%

Total Stockholders’ Equity	16,898,490	99.7%	47,512,564	99.9%

Total Liabilities and Stockholders’ Equity	$16,957,572	100.0%	$47,571,646	100.0%

The number of shares of common stock shown above to be outstanding after this offering is based on 30,386,396 shares outstanding as of June 30, 2007 and excludes:
➢	2,567,272 shares of our common stock subject to options outstanding as of June 30, 2007 having a weighted average exercise price of $3.45 per share, of which options to purchase 1,327,780 shares were fully vested and exercisable;

➢	2,377,000 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of June 30, 2007; and

➢	2,035,108 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of June 30, 2007 and the warrants offered hereby, all such warrants having a weighted average exercise price of $6.21 per share.

Dilution
If you invest in our common stock in this offering (either as a component of units or upon warrant exercise), you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock after this offering.
Our net tangible book value as of June 30, 2007 was approximately $16.3 million, or $0.607 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of June 30, 2007. Assuming we sell 3,470,557 units comprising 3,470,557 shares of our common stock and warrants to purchase up to an additional 694,111.40 shares of our common stock, the maximum number of units we are offering pursuant to this prospectus supplement, at an offering price of $9.395 per unit, and after deducting underwriting fees and our estimated offering expenses, our as adjusted net tangible book value would have been approximately $46.9 million, or approximately $1.544 per share of common stock, as of June 30, 2007. This represents an immediate increase in net tangible book value of approximately $0.937 per share to existing stockholders and an immediate dilution of approximately $7.85 per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per unit		$9.395
Net tangible book value per share as of June 30, 2007	$0.607
Increase per share attributable to the offering	0.937
As adjusted net tangible book value per share after this offering		$1.544
Dilution per share to new investors		$7.85
The number of shares of common stock shown above to be outstanding after this offering is based on 30,386,396 shares outstanding as of June 30, 2007 and excludes:
➢	2,567,272 shares of our common stock subject to options outstanding as of June 30, 2007 having a weighted average exercise price of $3.45 per share, of which options to purchase 1,327,780 shares were fully vested and exercisable;

➢	2,377,000 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of June 30, 2007; and

➢	2,035,108 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of June 30, 2007 and the warrants offered hereby, all such warrants having a weighted average exercise price of $6.21 per share.
The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors.

Description of the warrants
     The warrants sold as part of the units in this offering will be immediately separable from the shares of common stock and immediately exercisable. The warrants will be subject to adjustment so that each investor receives warrants to purchase a whole number of shares of common stock.
     If the warrants are issued on August 22, 2007, they will be exercisable until the earlier to occur of 5:00 p.m., Philadelphia, Pennsylvania local time, on August 22, 2012, or a “change of control” of the Company. Under the warrant, a “change of control” of the Company is defined as (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity; or (ii) a sale of all or substantially all the assets of the Company. In the event of a change of control, the Company will give the holders of the warrants ten days prior written notice of the closing date of the change of control, and, to the extent any warrants are not exercised prior to the change of control, those warrants will terminate.
     The number of shares issuable upon the exercise of the warrant and the exercise price are subject to proportional adjustment in the event of any dividend on the Company’s common stock payable in shares of common stock. If our outstanding shares of common stock are changed into or exchanged for a different number of kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then the warrant shall be exercisable for the number and kind of shares of stock or other securities that holders of shares of common stock issuable upon the exercise of the warrant would receive if the warrant had been exercised prior to such date.
     The warrants are transferable, and we have covenanted that so long as warrants are exercisable, we will reserve from our authorized but unissued shares of common stock a sufficient number of shares for issuance upon the exercise of all outstanding warrants.
     If at any time two years after the warrants are issued, a registration statement covering the issuance of shares of common stock issuable upon the exercise of the warrants ceases to be effective for a period of more than 90 days, then the holder of the warrant shall be entitled to pay the exercise price by means of a “cashless exercise”, in which we will issue to the holder upon exercise, without the requirement that the holder pay the cash exercise price, the number of shares of common stock determined by subtracting from the number of shares issuable upon such exercise the number of shares of common stock having a fair market value at the date of exercise equal to the cash exercise price of the warrant for the number of shares to be issued upon such exercise.

Plan of distribution
     Pursuant to a placement agency agreement between us and Philadelphia Brokerage Corporation, we have engaged Philadelphia Brokerage Corporation as our exclusive placement agent to solicit offers to purchase units in this offering. The placement agent is not purchasing or selling any of the units we are offering, and it is not required to arrange the purchase or sale of any specific number or dollar amount of units, but it has agreed to use reasonable efforts to arrange for the sale of the units. We will enter into subscription agreements directly with investors in connection with this offering.
     The placement agent proposes to arrange for the sale of the units we are offering pursuant to this prospectus supplement to one or more investors through purchase agreements directly between the purchasers and us. All of the units will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the units we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced.
     In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically. We currently anticipate that the closing of the sale of the units offered hereby will take place on or about August 22, 2007.
     Certain investor funds may be deposited into an escrow account set up at The Bank of New York, as escrow agent. The escrow agent will not accept any investor funds until the date of this prospectus supplement. Before the closing date, the escrow agent will notify the placement agent when funds to pay for the units have been received. The escrow agent will invest all funds it receives in a money market mutual fund in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934. We will deposit the shares with The Depository Trust Company upon receiving notice from placement agents. At the closing, The Depository Trust Company will credit the shares to the respective accounts of the investors, and we will issue to the investors the warrants. If the conditions to this offering are not satisfied or waived, then all investor funds that were deposited into escrow will be returned to investors and this offering will terminate.
     We will pay the placement agent a placement agent fee equal to 7.0% of the gross proceeds of this offering, payable as follows: (i) 25% of the fee shall be payable in shares of common stock valued at $9.37 and (ii) 75% of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the placement agent.
     In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement. The following table shows the per unit and total placement agent fees we will pay to the placement agent in connection with the sale of the units, assuming the purchase of all of the units we are offering.

Per Unit	$0.4932	(1)
Total	$1,711,808.86	(1)

(1)	The placement agent will receive a fee equal to seven percent (7.0%) of the gross proceeds received by us in this offering, payable as follows: (i) 25% of the fee shall be payable in shares of our common stock valued at $9.37 per share, which equals 60,896 shares of our common stock, and (ii) 75% of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the placement agent. The table does not reflect the costs associated with the shares of our common stock issued to the placement agent. The per unit placement agent fees have been rounded to 4 decimal places.
     The offering is subject to a minimum offering amount of $30 million in gross proceeds to us. Subject to such minimum requirement to close this offering, the actual public offering amount, placement agent fees and proceeds to us are not presently determinable and may be less than the maximum amounts set forth above. In addition, we have granted the placement agent a right to participate in any debt (excluding bank or asset-based financing) or equity financing of the Company for one year subsequent to the closing of this offering.

     We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $280,000.
     Philadelphia Brokerage Corporation, in its capacity as placement agent, may be deemed to be an underwriter for purposes of the Securities Act.
NO SALES OF SIMILAR SECURITIES
     We and our executive officers and directors have entered into lock-up agreements with the placement agent. Under these agreements, we and each of these persons may not, without the prior written approval of the placement agent, subject to exceptions, offer, sell, contract to sell or otherwise dispose of or hedge our common stock or securities convertible into or exercisable or exchangeable for our common stock. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, the placement agent may in its sole discretion release all or some of the securities from these lock-up agreements. Together, this group owns, prior to the offering, 0.1% of the outstanding shares of common stock and 62.5% of the outstanding options to purchase common stock. We have also agreed to make no such sales during this period except in connection with the issuance of shares pursuant to our stock option plans, 401(k) and supplemental retirement plans and dividend reinvestment plan.
INDEMNIFICATION AND CONTRIBUTION
     We have agreed to indemnify the placement agent and its controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the placement agent and its controlling persons may be required to make in respect of those liabilities.
QUOTATION ON THE NASDAQ GLOBAL MARKET
Our common stock is quoted on The Nasdaq Global Market under the symbol “BJGP.”
PRICE STABILIZATION
     In connection with this offering, the placement agent may engage in activities that stabilize, maintain or otherwise affect the price of our common stock. These activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The placement agent is not required to engage in these activities and, if commenced, may end any of these activities at any time. The placement agent may carry out these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.
     In addition, in connection with this offering, the placement agent may engage in passive market making transactions in our common stock on The Nasdaq Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.
AFFILIATIONS
     The placement agent and its affiliates have provided and may provide certain commercial banking, financial advisory and investment banking services for us for which they receive fees. The placement agent and its affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

Where you can find more information
We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which the prospectus, of which this prospectus supplement is a part, is a part, under the Securities Act with respect to offers and resales of shares of our common stock by us and the selling stockholder identified in the prospectus, of which this prospectus supplement is a part. The prospectus, of which this prospectus supplement is a part, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in the prospectus, of which this prospectus supplement is a part, to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in the prospectus, of which this prospectus supplement is a part, as to the contents of any contract or other document referred to in the prospectus, of which this prospectus supplement is a part, are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.
We are required to comply with the information requirements of the Exchange Act. Accordingly, we file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and other information with the SEC.
You can read the registration statement and our other filings with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.
You also may obtain copies of the documents at prescribed rates by contacting the Public Reference Room of the SEC at 1-800-SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Information incorporated by reference
The SEC requires us to “incorporate by reference” into the prospectus, of which this prospectus supplement is a part, information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of the prospectus, of which this prospectus supplement is a part. Information contained in the prospectus, of which this prospectus supplement is a part, and information that we file with the SEC in the future and incorporate by reference in the prospectus, of which this prospectus supplement is a part, automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the shares covered by the prospectus, of which this prospectus supplement is a part.
➢	Our Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2006;

➢	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and for the quarter ended June 30, 2007;

➢	Our Current Reports on Form 8-K filed with the SEC on January 30, 2007, March 21, 2007 and July 19, 2007; and

➢	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02, Item 7.01 or Item 9.01 of any current report on Form 8-K we may subsequently file.
Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.
You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
Beijing Med-Pharm Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We and the selling stockholder are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus or of any sale of common stock.

Legal matters
The validity of the common shares offered hereby and certain other legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters related to the offering will be passed upon for the placement agent by Duane Morris LLP, Philadelphia, Pennsylvania.
Experts
The financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Grant Thornton, Hong Kong, independent certified public accountants as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Filed pursuant to Rule 424(b)(3)
File No. 333-143789
PROSPECTUS

BEIJING MED-PHARM CORPORATION

$70,000,000

Common Stock
Warrants and Units

2,737,226 SHARES OF COMMON STOCK

Beijing Med-Pharm Corporation may offer up to $70,000,000 of common stock, warrants and units, from time to time. The aggregate initial offering price of all securities sold by the Company under this prospectus will not exceed $70,000,000.

Abacus Investments Limited may sell up to 2,737,226 shares of our common stock as a selling stockholder under this prospectus and any prospectus supplement, from time to time, in one or more offerings. We will not receive any proceeds of any sale by the selling stockholder.

This prospectus provides a general description of the securities we may offer. Each time we or the selling stockholder sells securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We or the selling stockholder will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market under the trading symbol “BJGP.” From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market under the trading symbol “BJGP.” On August 2, 2007, the last reported sale price of our common stock on The NASDAQ Global Market was $9.20 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” commencing on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2007.

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $70,000,000, and the selling stockholder may sell shares of common stock. This prospectus provides you with a general description of the securities we and the selling stockholder may offer.

Each time we or the selling stockholder sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 34 of this prospectus.

In this prospectus, unless the context specifically indicates otherwise:

➢	“the Company,” “we,” “us” and “our” refer to Beijing Med-Pharm Corporation and its subsidiaries;

➢	“BMPC” refers to Beijing Med-Pharm Corporation;

➢	“BMP China” refers to Beijing Med-Pharm Market Calculating Co. Ltd.;

➢	“China,” “PRC,” and variations of these terms refer to The People’s Republic of China;

➢	“Wanwei” refers to Beijing Wanwei Pharmaceutical Co., Ltd.;

➢	translations of Chinese Renminbi, or RMB, into United States dollars are denominated using the closing exchange rates in effect as of the balance sheet date for the fiscal quarter to which the translated RMB amount relates, except as otherwise stated; and

➢	the Beijing Med-Pharm Corporation logo is a registered stylized trademark of Beijing Med-Pharm Corporation. All other trademarks, trade names or service marks appearing in this prospectus are the property of their respective holders.

You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We and the selling stockholder have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We and the selling stockholder may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus or a prospectus supplement or amendment is accurate as of any date other than the date stated on their respective covers, regardless of the time of delivery of this prospectus or of any sale of securities.

About Beijing Med-Pharm Corporation

Beijing Med-Pharm Corporation, a Delaware corporation, is a pharmaceutical marketing and distribution company based in China. Our corporate headquarters are in suburban Philadelphia, Pennsylvania and our Chinese operations are based in Beijing, China. Our services, which we offer through BMP China and Wanwei to foreign and domestic pharmaceutical manufacturers in China, focus primarily on marketing and promotional services and distribution. These services include clinical trial management; product registration; market research; pharmaceutical marketing to physicians, hospitals and other healthcare providers; and pharmaceutical distribution.

Our principal executive offices are located at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (610) 940-1675. Our website address is www.beijingmedpharm.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

Risk factors

Investing in our securities involves significant risks. In addition to all of the other information contained or incorporated by reference in this prospectus, you should carefully consider the risks and uncertainties described below, which constitute what we believe are the material risks associated with an investment in our securities, before deciding to invest in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our Securities and Exchange Commission, or SEC, filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

We have a history of operating losses and anticipate that we will continue to incur losses for the foreseeable future.

We are an early stage company with a limited operating history. Since our inception, we have incurred significant operating losses. As of March 31, 2007, we had an accumulated deficit of approximately $17.7 million. We expect to continue to incur significant and increasing operating expenses and capital expenditures, including operating expenses relating to attracting and retaining a larger employee workforce. In the next 24 months, our capital requirements are likely to increase, particularly as we pursue internal growth, add personnel, fund inventory purchases and support increased levels of accounts receivables prior to receiving collections from our customers and expend additional funds to maintain our status as a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our future capital requirements will depend on many factors, such as the risk factors described in this section, including our ability to maintain our existing cost structure and return on sales and to execute our business and strategic plans as currently conceived.

As a result, we will need to generate significant revenues to achieve profitability. Even if we achieve profitability, we may be unable to maintain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, the market value of our common stock may decline.

We may be unsuccessful in our strategy of expanding our product portfolio, acquiring complementary businesses or integrating acquired businesses.

Our business strategy includes expanding our business capabilities through both internal growth and the acquisition of complementary businesses and licensing pharmaceutical products for marketing and distribution in China. We may be unable to find additional complementary businesses to acquire or we may be unable to enter into additional agreements to market and distribute pharmaceutical products.

Future acquisitions or joint ventures, including our potential transactions with Rongheng, Alliance Boots PLC, Sunstone and Biaodian, may result in substantial per share financial dilution of our common stock from the issuance of equity securities. Completion of future acquisitions also would expose us to potential risks, including risks associated with:

➢	the assimilation of new operations, technologies and personnel;

➢	unforeseen or hidden liabilities;

➢	the diversion of resources from our existing businesses;

➢	the inability to generate sufficient revenue to offset the costs and expenses of acquisitions; and

Risk factors

➢	the potential loss of, or harm to relationships with, employees, customers and suppliers as a result of the integration of new businesses.

The commercial success of our products depends upon the degree of market acceptance among the medical community. Failure to attain market acceptance among the medical community would have an adverse impact on our operations and profitability.

The commercial success of our products depends upon the degree of market acceptance they achieve among the PRC medical community, particularly physicians and hospitals. Physicians might not prescribe or recommend our products to patients, and procurement departments of hospitals might not purchase our products. The acceptance of any of our products among the medical community will depend upon several factors, including:

➢	the safety and effectiveness of the product;

➢	the effectiveness of our efforts to market our products to hospitals and physicians;

➢	the product’s cost effectiveness;

➢	the product’s perceived advantages and disadvantages relative to competing products or treatments; and

➢	the prevalence and severity of side effects.

If our products fail to attain market acceptance among the medical community, our operations and profitability would be adversely affected.

We may continue to experience delays in product introduction and marketing or interruptions in supply.

We have experienced, and are continuing to experience, longer than expected periods of product introduction and delays in marketing certain products in our product portfolio. Our revenues are dependent on the ability of the manufacturers and distributors with which we associate to supply and distribute product to our customers.

If delays continue to occur, or manufacturers and distributors are unable to supply and distribute product to our customers in a timely manner, our operating results and financial condition will suffer. In addition, our contracts with pharmaceutical owners and manufacturers relating to some of the products in our product portfolio have a limited duration and have minimum sales requirements that, if not met, could lead to termination or non-renewal of the contract, or the ability of the manufacturer to render the contract non-exclusive, which could harm our revenues.

We may be unable to compete successfully against new and existing competitors.

We operate in a highly competitive market with few barriers to entry. We expect that competition will continue to intensify. As we expand our operations in the pharmaceutical distribution business, we will encounter competition from other companies in the distribution business, and we may face future competition from new foreign and domestic competitors entering the pharmaceutical promotion and distribution market in China. Some of our competitors are more established than we are, and have significantly greater financial, technical, marketing, and other resources than we do. Many of our competitors, including China National Pharmaceutical Group Corporation, Shanghai Pharmaceutical Group Company Ltd., Guangzhou Pharmaceutical Company Ltd., Shanghai Leiyunshang Company Ltd. and Anhui Huayuan Pharmaceutical Company Ltd., have greater name recognition and a larger customer base than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional

Risk factors

and distribution activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. Competition could reduce our market share or force us to lower our prices to unprofitable levels.

If we fail to increase our brand recognition, we may face difficulty in obtaining new customers and business partners.

We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future services and is an important element in our effort to increase our customer base and obtain new business partners. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our potential competitors already have well-established brands in the pharmaceutical promotion and distribution industry. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition would be materially adversely affected.

Our operating results may fluctuate as a result of factors beyond our control.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include:

➢	the costs of pharmaceutical products and development;

➢	the relative speed and success with which we can obtain and maintain customers, merchants and vendors for our services and manufacturers and suppliers of products to market to our customers;

➢	capital expenditures for equipment;

➢	marketing and promotional activities and other costs;

➢	changes in our pricing policies, suppliers and competitors;

➢	the ability of our suppliers to provide products in a timely manner to our customers;

➢	changes in operating expenses;

➢	increased competition in our markets; and

➢	other general economic and seasonal factors.

We may be unable to obtain additional capital when necessary and on terms that are acceptable to us.

We anticipate that our March 31, 2007 cash and cash equivalents in unrestricted cash and cash equivalents will be sufficient to fund our current level of operations for at least the next twelve months. Our future capital requirements will depend on many factors, including our ability to maintain our existing cost structure and return on sales and execute our business and strategic plans as currently conceived. We expect that we will need significant additional cash resources to operate and expand our business in the future and we may attempt to raise additional funds through public or private equity financing or from other sources. The sale of additional equity securities could result in additional

Risk factors

dilution to our stockholders. Additional indebtedness would result in additional debt service obligations and could result in operating and financing covenants that would restrict our operations. In addition, financing may not be available in amounts or on terms acceptable to us, if at all. If we are not able to raise additional capital through fund raising activities we could be forced to curtail some of the currently anticipated expenditures in the above mentioned areas. Should we be forced to do this it could have an impact on our anticipated future growth.

We may be unsuccessful in attracting or retaining key sales, marketing and other personnel.

The success of our business is dependent on our ability to attract and retain highly skilled managers and sales and marketing personnel. BMP China’s and Wanwei’s sales personnel carry out critical promotional and sales activities of BMP China and Wanwei. We depend, and will continue to depend in the foreseeable future, on the personal efforts and abilities of David Gao, our president and chief executive officer, Fred M. Powell, our chief financial officer, and other officers and key employees. The loss of either of these officers or our other key management persons could harm our business and prospects for growth. There is intense competition for qualified sales and marketing personnel, and we may be unable to attract, assimilate or retain additional qualified sales and marketing personnel on a timely basis. Our inability to retain key personnel or the failure to attract additional qualified personnel could harm our development and results of operations. In addition, as we plan to expand in China, we will need to attract additional qualified managerial staff and other personnel. We may have difficulty in hiring and retaining a sufficient number of qualified personnel to work in China. This may impede the development of our distribution business and the expansion of our business in China.

We may be unable to manage our growth effectively.

Our business strategy is based on the assumption that we will acquire additional distribution channels in the future and that the number of our customers and the extent of our operations will grow. Our ability to compete effectively and to manage our future growth, if any, requires us to:

➢	continue to improve our financial and management controls and reporting systems and procedures to support the proposed expansion of our business operations as a result of our acquisition of Wanwei and the acquisition of any additional distribution channels in the future; and

➢	locate or hire, at reasonable compensation rates, qualified personnel and other employees necessary to expand our capacity in order to accommodate the proposed expansion of our business operations.

If we are unable to accomplish any of these objectives, we will be unsuccessful in effectively managing our growth, which could harm our business, operating results, and financial condition.

We only offer products and services related to pharmaceuticals and, if demand for these products and services decreases, or if competition increases, we will have no other ways to generate revenue.

Our future results depend on continued market acceptance of pharmaceutical products and services in China and our ability to continue to adapt to the changing needs of our customers. Any reduction in demand or increase in competition in the market for pharmaceutical products and services could have a material adverse effect on our business, operating results and financial condition.

Risk factors

Our business strategy to use our marketing arm to create demand for products that we will offer exclusively through a distribution arm may fail.

Our business strategy depends in large part on our ability to establish exclusive distribution and marketing relationships with pharmaceutical and medical device manufacturers and to leverage our marketing arm to create demand for products that we will distribute exclusively through a distribution arm. A number of factors could hinder the success of this strategy, including, among other things, our failure to:

➢	obtain a sufficient number of effective distribution channels, whether through internal growth or strategic acquisition;

➢	create sufficient demand for products that we will distribute exclusively; and

➢	enter into and maintain exclusive distribution and marketing relationships with pharmaceutical manufacturers on profitable terms.

If we are unable to implement this strategy effectively, our business, operating results and financial condition could suffer.

Because we only recently became subject to the reporting requirements of the Exchange Act, we have limited experience in complying with public company obligations. Attempting to comply with these requirements will increase our costs and require additional management resources and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal control over financial reporting and must separately report on the effectiveness of our control over financial reporting. Under the current SEC regulations, as a non-accelerated filer, we expect that management will be required to issue a report on managements assessment on the Company’s internal control over financial reporting effective for the year ending December 31, 2007. Additionally, the Company will begin to require an independent auditor attestation report on management’s assessment on internal controls over financial reporting effective for the year ending December 31, 2008. Our ability to maintain effective internal control over financial reporting may be limited by, among other things, differences between generally accepted accounting principles in China and generally accepted accounting principles in the United States and difficulties in implementing proper segregation of duties due to the lack of available qualified accounting personnel in the China marketplace. If we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as of December 31, 2007 when management assessment is required or as of December 31, 2008 when our independent auditor attestation is required, and future year ends as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

We are a small company with limited resources. While we plan to expand our staff to respond to Exchange Act reporting requirements, we may encounter substantial difficulty attracting qualified staff with requisite experience due to the high level of competition for experienced financial professionals. Furthermore, we will have to improve internal controls as they relate to the matters described in the next risk factor. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve and that our operations are primarily in

Risk factors

China, where the regulatory environment is different from that of the United States, we may be unable to comply with applicable deadlines.

If we are unable to satisfy the regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our stock price could decline.

The existence of any significant deficiencies in our internal control over financial reporting could, and the existence of material weaknesses in our internal control over financial reporting would, preclude management from concluding that our internal control over financial reporting in the relevant time period is effective. In connection with the audit of our financial statements for the year ended December 31, 2006, our independent registered public accounting firm noted significant deficiencies in our internal control over financial reporting principally related to our need to improve our accounting information technology systems and our oversight over our PRC reporting functions. We are in the process of remediating these deficiencies; however, these efforts may not be sufficient to avoid future findings of significant deficiencies or material weaknesses in our internal control over financial reporting. If management or our independent auditors ultimately determine that our internal control over financial reporting is not effective in future periods, our stock price could decline and we could be subject to investigations or sanctions by regulatory authorities, which could have a negative impact on our business.

We may not achieve our projected development goals in the time frames we announce and expect.

We set goals for timing of the accomplishment of objectives material to our success, such as the receipt of regulatory approval for our acquisitions, commencement and completion of clinical trials, anticipated regulatory submission and approval dates and timing of product launches. The actual timing of these events can vary dramatically due to factors beyond our control, such as delays or failures in our clinical trials, the uncertainties inherent in the regulatory approval process and delays in achieving manufacturing or marketing arrangements sufficient to commercialize our products. There can be no assurance that our clinical trials will be completed, that we will make regulatory submissions or receive regulatory approvals as planned or that we will be able to adhere to our current schedule for the launch of any of our products. If we fail to achieve one or more of these milestones as planned, the price of our shares could decline.

We are a holding company with no operations of our own and depend on our subsidiaries for revenue.

We are a holding company with no significant assets other than our equity interests in BMP China and Wanwei. We rely on dividends, loans and other payments to us by BMP China, Wanwei and any other future acquired entities in China. As of March 31, 2007, we had an accumulated deficit of approximately $17.7 million. Accordingly, our ability to make payments on indebtedness we may incur and to distribute dividends to our stockholders is dependent on the earnings, and the distribution of funds from, our subsidiaries. However, BMP China and Wanwei have incurred significant operating losses since their inceptions. If these losses continue, we will not be able to pay dividends or service any debt that we may incur. In addition, if BMP China, Wanwei or any future subsidiaries incur indebtedness of their own in the future, the instruments governing such indebtedness could restrict their ability to pay dividends or make other distributions to us, which in turn would limit our ability to make payments on indebtedness we may incur and to distribute dividends to our stockholders.

In addition, our corporate structure may restrict the distribution of dividends to our stockholders since Chinese regulations permit payment of dividends only out of accumulated profits as determined in

Risk factors

accordance with Chinese accounting standards and regulations. According to these standards and regulations, BMP China and Wanwei are, and any future subsidiaries will be, required to set aside a portion of their after-tax profits to maintain certain reserve funds that may not be distributed as cash dividends.

RISKS RELATING TO OUR ACQUISITIONS

We may be unable to acquire, or may be delayed in acquiring, Shanghai Rongheng Pharmaceutical Company Limited, or Rongheng.

On March 15, 2007, we entered into a definitive agreement for the acquisition of Rongheng with Orient International Holding Shanghai Rongheng International Trading Co., Ltd. and Shanghai CAS Shenglongda Biotech (Group) Co., Ltd. to purchase a 63% equity interest in Rongheng. In May 2007, we submitted the transaction to the Chinese government for approval. The transaction is subject to a number of conditions, including the receipt of Chinese regulatory approval, and is expected to close during the third quarter of 2007. The completion of the proposed acquisition of Rongheng is subject to closing conditions that are outside of our control, such as review and approval by the relevant examination and approval authorities in China. As a result, we can provide no assurance that our proposed acquisition of Rongheng will be completed in the expected time frame or at all. In addition, our proposed acquisition of Rongheng involves industries in which foreign investment has been limited, and clear guidance on foreign investment in the pharmaceutical distribution business in China does not exist. As a result, we cannot predict how the examination and approval authorities would exercise their discretion in examining this proposed acquisition. Our inability to acquire, or delays in acquiring, Rongheng also would impact adversely our ability to execute our business strategy and, consequently, the marketability and market price of our common stock.

We may be unable to complete the joint venture transaction contemplated by (i) the Shareholders’ Agreement among the Company, Alliance BMP Limited and Alliance Boots PLC, or the Shareholders’ Agreement, (ii) the Joint Venture Contract, or the GPC JV Contract, with Alliance BMP Limited and Guangzhou Pharmaceuticals Corporation and (iii) the related agreements.

In January 2007, we entered into the Shareholders’ Agreement with Alliance Boots PLC to form Alliance BMP Limited, of which we will own 20% interest and Alliance Boots PLC will own an 80% interest and Alliance BMP Limited executed the GPC JV Contract and related agreements with Guangzhou Pharmaceuticals Limited Company, or GP Limited, to form the reorganized GPC joint venture. Under these agreements, if the transaction is completed, Alliance BMP Limited and GP Limited will each own 50% interest in the reorganized Guangzhou Pharmaceuticals Corporation, or GPC. The consummation of the joint venture transaction contemplated by these agreements is conditioned upon, among other things, satisfaction of all closing conditions, including the lack of adverse regulatory actions that will materially prohibit, restrict, or delay the completion of the joint venture transaction. There can be no assurance that we will obtain approvals from the Chinese authorities, that there will be no materially adverse regulatory actions or that we will be able to complete the joint venture transaction as contemplated by the agreements. Our inability to complete the joint venture transaction may impact adversely our ability to execute our business strategy and, consequently, the marketability and market price of our common stock.

Risk factors

We may not be able to complete the joint venture transaction contemplated by our non-binding letter of intent with Biaodian Medical Information Co., Ltd., or Biaodian.

In March 2007, we entered into a non-binding letter of intent with respect to a proposed joint venture transaction with Biaodian. Pursuant to the proposed joint venture, we will purchase a 49% interest in Biaodian. This transaction is subject to execution of definitive agreements and, even if we and Biaodian do enter into definitive transaction documents, the consummation of the joint venture transaction may depend on various factors, such as obtaining approvals from the Chinese government and our raising sufficient funds to pay for the equity purchase price. There is no assurance that the proposed joint venture transaction with Biaodian will be completed as contemplated by the letter of intent.

We may be unable to acquire, or may be delayed in acquiring, a minority interest in Sunstone.

On July 14, 2007, we entered into a definitive agreement for the acquisition of 49% of the issued share capital of Hong Kong Fly International Health Care Limited, a Hong Kong corporation that holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd. Sunstone is a privately held manufacturer of primarily over-the-counter medicines, with operations in Tangshan, Hebei Province, People’s Republic of China. Because Sunstone is privately owned, the transaction does not require the approval of the Chinese central government and is expected to close in the third quarter of 2007. The closing of the transactions contemplated by the agreement are subject to various conditions, including satisfactory completion of due diligence by Beijing Med-Pharm and the issuance by Sunstone China Ltd. of audited financial statements. As a result, we can provide no assurance that our proposed acquisition of Sunstone will be completed in the expected time frame or at all. In addition, our proposed acquisition of Sunstone involves industries to which foreign investment has had limited access, and clear guidance on foreign investment in the pharmaceutical distribution business does not exist. As a result, we cannot predict how the examination and approval authorities would exercise their discretion in examining this proposed acquisition. Our inability to acquire, or delays in acquiring, Sunstone also would impact adversely our ability to execute our business strategy and, consequently, the marketability and market price of our common stock.

If we are successful in acquiring a minority interest in Sunstone, we may be exposed to liability from Sunstone’s historical operations.

To date, Sunstone has been operated as a closely held corporation. In advance of entering into a definitive agreement for the acquisition of a minority interest in Sunstone, we conducted extensive due diligence into Sunstone’s historical operations. We have identified several historical practices which we require confirmation have been discontinued or need to be changed prior to completion of the transaction. Our due diligence uncovered issues regarding internal controls, tax irregularities and unauthorized payments to physicians. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible. Sunstone may be subject to litigation or regulatory review for its pre-acquisition activities. In addition, the action of Sunstone employees after we make our investment in Sunstone could expose us to liability under the U.S. Foreign Corrupt Practices Act, or FCPA, lead to a government investigation or otherwise expose us to liability as an affiliate of Sunstone, including successor FCPA liability. To the extent Sunstone may be subject to civil or criminal penalties as a result of its historical practices or activities prior to closing, Sunstone and our investment in it will be negatively impacted which may impact our financial performance. These penalties may be material to Sunstone and us. Pursuant to the Sunstone purchase agreement, we may seek indemnification for any losses relating to pre-acquisition liabilities of Sunstone from the Sunstone selling shareholders, namely,

Risk factors

Han Zhiqiang and Tong Zhijun; however, for a number of reasons, we may not be able to enforce these indemnification rights, including an inability to proceed against assets of the sellers, the existence of liabilities in excess of the sellers’ ability to provide indemnity payments or technical and legal problems of enforcing indemnity agreements in China. Moreover, even the sellers’ indemnification may not be meaningful in the event of criminal sanctions against Sunstone or its employees and would adversely affect Sunstone’s ability to conduct its business and operations in the future.

We will not be able to acquire Sunstone without reasonable assurance that Sunstone has undertaken particular remedial measures to prevent recurrences of certain of its historical business practices.

In the course of our due diligence activites in connection with the Sunstone acquisition, we learned that certain Sunstone employees made unauthorized payments to hospitals and physicians in order to promote Sunstone’s products. Prior to the completion of our acquisition of the 49% interest in Sunstone, we intend to require Sunstone to supplement existing remedial measures with the necessary elements of a compliance program, or to discontinue its hospital sales program, or both, in order to provide us with reasonable assurance that no such practices will occur at Sunstone after we acquire our 49% interest. If Sunstone fails to implement these measures prior to the closing and these practices continue thereafter, in addition to any liabilities Sunstone may face under Chinese law, to the extent that Sunstone employees make any illicit payments to government-owned hospitals or government-employed physicians, we may be exposed to liabilities under the FCPA. Any determination that we violated the FCPA could subject us to civil and criminal penalties, including fines and debarment from certain United States government programs and licenses, any or all of which could have have a material adverse effect on our business, financial condition and results of operations.

Because we are purchasing a minority interest in Sunstone, we will not have control over Sunstone’s operations or financial reporting function.

We have agreed to acquire a minority stake in Sunstone. Pursuant to the Sunstone purchase agreement, at the closing of the transaction, we will be entitled to nominate two of the five members of Sunstone’s board of directors. We will not be able to exercise control over the day to day operations of Sunstone. Sunstone may not be operated in a manner in which we always agree.

Sunstone has not yet generated US GAAP financial statements or been subject to an audit. In addition, Sunstone has not yet been subject to disclosure controls or internal controls. If we are successful in acquiring the 49% minority interest in Sunstone, Sunstone will be required to develop effective financial reporting and compliance functions. If Sunstone is unable to prepare US GAAP compliant financial statements in a timely manner, we may not be able to comply with our SEC reporting obligations, which will adversely affect our operations and financial condition.

Because we do not or will not initially have majority control of a number of our subsidiaries and joint ventures, we are dependent on the majority owners of these subsidiaries and joint ventures to operate these enterprises in a manner consistent with our plans and requirements.

Although our agreements with the other owners of these subsidiaries and joint ventures give us certain rights to influence their management and operations, ultimately these enterprises may not be operated in a manner with which we agree or consistent with our own business plans and goals. The other owners might not take sufficient action to prevent the occurrences of illicit activities by their employees and agents, and they may not maintain financial controls and reporting functions and compliance functions sufficient to meet our requirements as a publicly-traded company in the United States. Any of these activities, or failures to take action, by the majority owners of these enterprises that is inconsistent with our plans or requirements could have a material adverse effect on our operations and financial

Risk factors

condition. Moreover, under certain circumstances we could be forced to dispose of our minority interests in these subsidiaries and joint ventures, and there can be no assurance that we would be able to dispose of these interests on terms favorable to us or at all.

RISKS RELATING TO DOING BUSINESS IN CHINA

We face increased risks of doing business due to the extent of our operations in China.

Our operating subsidiaries, BMP China and Wanwei, are organized and located in China. China currently is transitioning to a market-developed socialist economy. There are significant political and economic tensions resulting from this transition that could affect the business environment in China. Our efforts to expand into China pose special risks that could adversely affect our business. Doing business in China also will subject us to the customary risks of doing business in foreign countries. These risks include, among others, the effects of:

➢	fluctuations in foreign currency exchange rates and controls;

➢	competitive disadvantages to established foreign businesses with significant current market share and business and customer relationships;

➢	nationalization;

➢	tax and regulatory policies of local governments and the possibility of trade embargoes;

➢	political instability, war or other hostilities; and

➢	laws and policies of the United States and China affecting foreign trade and investment.

Any of these risks could cause significant interruptions in our distribution and other operations, which would adversely affect our ability to conduct business in China and our financial condition, results of operations and business.

Fluctuations in the Chinese Renminbi could adversely affect our results of operations.

Substantially all of our revenues, profits, cash flows and assets have been, and we expect will continue to be, derived in China and be denominated in Chinese currency, or RMB. The value of the RMB, which is controlled and adjusted periodically by the Chinese government, fluctuates and is subject to changes in the political and economic conditions in China. On July 21, 2005, China increased the value of the RMB by 2.1% to RMB 8.11 to the dollar and announced that the RMB would no longer be pegged to the United States dollar, but would be allowed to float in a band (and, to a limited extent, increase in value) against a basket of foreign currencies. On December 31, 2006, the exchange rate of United States dollar to RMB is approximately 1 to 7.80. Any devaluation of the RMB could adversely affect the value of our common stock in foreign currency terms because we will receive substantially all of our revenues in RMB. Fluctuations in exchange rates also could adversely affect the value, translated or converted into United States dollars, of our net assets, earnings and any declared dividends. In addition, a devaluation of the RMB is likely to increase the portion of our cash flow required to satisfy any foreign currency denominated obligations.

Government control of currency conversion could adversely affect our operations and financial results.

Substantially all of our revenues are in RMB, which currently is not a freely convertible currency. Any restrictions on currency exchange may limit our ability to use revenue generated in RMB to fund our business activities outside of China or to make dividend payments in United States dollars. Under China’s existing foreign exchange regulations, the RMB is freely convertible for trade and service-related

Risk factors

foreign exchange transactions, but not for direct investment, loan or investment in securities outside of China without the prior approval of China’s State Administration of Foreign Exchange. Foreign exchange transactions under our capital account, including foreign currency-denominated borrowings from Chinese or foreign banks and principal payments with respect to foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures. In the future, the Chinese government may take measures at its discretion to restrict access to foreign currencies for current account transactions if foreign currencies become scarce in China. We may be unable to pay dividends in United States dollars or other foreign currencies to our stockholders if the Chinese government restricts access to foreign currencies for current account transactions.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to our corporate structure.

Substantially all of our operations are conducted in China and substantially all of our revenues are generated in China. As wholly foreign-owned enterprises, BMP China and Wanwei are required to establish reserve funds and staff and workers’ bonus and welfare funds, each of which is appropriated from net profit after taxation but before dividend distributions in accordance with Chinese law. BMP China is required to allocate at least 10% of their net profits to the reserve fund until the balance of this fund has reached 50% of BMP China’s or Wanwei’s registered capital, which, as of March 31, 2007, was approximately $3.5 million and $2.4 million, respectively.

In addition, the profit available for distribution from our Chinese subsidiaries is determined in accordance with generally accepted accounting principles in China. This calculation may differ from the one performed under generally accepted accounting principles in the United States, or GAAP. As a result, we may not receive sufficient distributions from our Chinese subsidiaries to enable us to make dividend distributions to our stockholders in the future and limitations on distributions of the profits of BMP China and Wanwei could negatively affect our financial condition and assets, even if our GAAP financial statements indicate that our operations have been profitable.

We may be restricted in our ability to transfer funds to our Chinese operating subsidiaries, which may restrict our ability to act in response to changing market conditions.

Any transfer by us of funds to our Chinese subsidiaries through a stockholder loan and the capacity for our Chinese subsidiaries to obtain an RMB loan secured by us or other foreign institutions are subject to registration with China’s State Administration of Foreign Exchange. If the sum of the aggregated medium-term and long-term external debts, the outstanding short-term external debts and RMB loans secured by foreign institution(s) of a Chinese subsidiary is less than the difference between its total investment amount and its registered capital, the Chinese subsidiary is required to apply to the appropriate examination and approval authority to increase its total investment amount. Accordingly, any transfer of funds from us, directly or indirectly, to any of our Chinese subsidiaries by means of increasing its registered capital is subject to approval by the appropriate examination and approval authorities in China. This limitation on the free flow of funds between us and our Chinese subsidiaries may restrict our ability to react to changing market conditions.

Risk factors

China’s economic, political and social conditions, and its government policies, could adversely affect our business.

Substantially all of our operations are conducted in China and substantially all of our revenues are derived in China. Accordingly, our results of operations, financial condition and prospects are subject, to a significant degree, to economic, political and legal developments in China. The economy of China differs from the economies of most developed countries in many respects, including:

➢	level of government involvement;

➢	economic structure;

➢	allocation of resources;

➢	level of development;

➢	inflation rates;

➢	growth rate; and

➢	control of foreign exchange.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industrial development. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

A slow-down of the Chinese economy could adversely affect our growth and profitability.

Our financial results have been, and are expected to continue to be, affected by conditions in the Chinese economy and pharmaceutical industry. Although the Chinese economy has grown significantly in the past decade, there can be no assurance that this growth will continue or that any slow-down will not have a negative impact on our business.

The legal system in China has inherent uncertainties that could limit the legal protections available to us.

We currently conduct our business primarily through our wholly-owned operating subsidiaries, BMP China and Wanwei, and expect in the future to conduct our business through BMP China, Wanwei and other subsidiaries organized in China that we acquire, which are and will be organized in China. These subsidiaries generally are subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. In addition, we depend on several affiliated entities in China to honor their service agreements with us. Chinese law governs almost all of these agreements, and disputes arising out of these agreements are expected to be decided by arbitration in China. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the Chinese legal system continues to evolve, the interpretations of many laws, regulations and rules are not always uniform, and enforcement of these laws, regulations, and rules involves uncertainties that may limit remedies available to us. Any

Risk factors

litigation in China may be protracted and may result in substantial costs and diversion of resources and management attention. In addition, China may enact new laws or amend current laws that may be detrimental to us, which may have a material adverse effect on our business operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the FCPA and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in China, which is known to experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our Company or the companies in which we invest may engage that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company or the companies in which we invest may engage may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold BMP liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We have limited business insurance coverage in China.

The insurance industry in China is still in an early stage of development. Insurance companies in China offer limited business insurance options. As a result, we have not maintained, and currently do not maintain, any liability, hazard or other insurance covering our services, business, operations, errors, acts or omissions, personnel or properties. To the extent that we are unable to recover from others for any uninsured losses, such losses could result in a loss of capital and significant harm to our business. If any action, suit and/or proceeding is brought against us and we are unable to pay a judgment rendered against us and/or defend ourselves against such action, suit and/or proceeding, our business, financial condition and operations could be negatively affected.

Any future outbreak of health epidemics, such as Severe Acute Respiratory Syndrome, or SARS, Asian Influenza, or Asian Bird Flu, or any other epidemic in China could have a material adverse effect on our business operations, financial condition and results of operations.

From December 2002 to June 2003, China and certain other Asian countries experienced an outbreak of a new and highly contagious form of atypical pneumonia now known as SARS. In addition, recent outbreaks of the Asian Bird Flu have occurred throughout Asia. Outbreaks of SARS, Asian Bird Flu or any other epidemic in the future may disrupt our business operations and have a material adverse effect on our financial condition and results of operations. For example, a new outbreak of SARS, Asian Bird Flu or any other epidemic likely would reduce the level of economic activity in affected areas, which may lead to a reduction in our revenue if our clients cancel existing contracts or defer future expenditures. In addition, health or other government regulations may require temporary closing of our offices, or the offices of our customers or partners, which would severely disrupt our business operations and have a material adverse effect on our financial condition and results of operations.

Risk factors

RISKS RELATING TO PHARMACEUTICAL DISTRIBUTION IN CHINA AND WANWEI

The absence of express laws and regulations in China regarding foreign investment in China’s pharmaceutical distribution sector may cause uncertainty.

Pursuant to China’s Administrative Measures on the Foreign Investment in Commercial Sector, as of December 11, 2004, foreign enterprises are permitted to establish or invest in wholly foreign-owned enterprises or joint ventures that engage in wholesale or retail sales of pharmaceuticals in China subject to the implementation of relevant regulations. However, no specific regulation in this regard has been promulgated to date. If specific regulations are not promulgated, or if any promulgated regulations contain clauses that will cause an adverse impact to our current and future acquisitions in China, our operations and business strategy will be adversely affected.

Wanwei may be unable to obtain renewals of necessary pharmaceutical distribution permits.

Under Chinese law, all pharmaceutical wholesale and retail enterprises engaging in the pharmaceutical distribution business must obtain a pharmaceutical distribution permit, and must comply with China’s Good Supply Practices, or GSP, standards and obtain a GSP certificate. Both the permit and certificate are valid for five years and are subject to renewal and reassessment by the relevant Chinese authorities, and the standards of compliance required in relation thereto may from time to time be subject to change. Any changes in compliance standards, or any new laws or regulations that prohibit or render it more restrictive for Wanwei or other pharmaceutical distribution enterprises we may acquire in the future to conduct their business or that increase their compliance costs may adversely affect their or our operations and profitability.

Wanwei has previously obtained a GSP certificate and pharmaceutical distribution permit. Wanwei’s GSP certificate will expire on April 3, 2008 and its pharmaceutical distribution permit will expire on February 2, 2010. Although we do not believe that Wanwei will be unable to obtain renewals of its GSP certificate and pharmaceutical distribution permit in the future, its ability to do so is primarily outside of its or our control. Any failure by Wanwei to obtain renewals of its GSP certificate or pharmaceutical distribution permit may have a material adverse effect on its operations by restricting its ability to carry out its pharmaceutical distribution business, among other things.

Anti-corruption measures taken by the PRC government to correct improper sales practices in the pharmaceutical industry could adversely affect our revenue and reputation.

The PRC government has recently taken anti-corruption measures to correct corrupt practices. In the pharmaceutical industry, such practices include, among others, acceptance of kickbacks, bribery or other illegal gains or benefits by the hospitals and medical practitioners from pharmaceutical distributors in connection with the prescription of a certain drug. While we maintain strict anti-corruption policies, these policies may not be effective. We are aware of past violations of these anti-corruption measures by employees of companies we have acquired or are in the process of acquiring. If the PRC government takes enforcement action against us as a result of improper sales practices, our inventory may be seized and our practices may be investigated. If this occurs, our sales and reputation may be materially and adversely affected.

In addition, PRC government-sponsored anti-corruption campaigns from time to time could have a chilling effect on our efforts to reach new hospital customers. Our sales representatives primarily rely on hospital visits to better educate physicians on our products and promote our brand awareness. Recently, there have been occasions on which our sales representatives were denied access to hospitals in order to avoid the perception of corruption. If this attitude becomes widespread among our potential customers, our ability to promote our products will be adversely affected.

Risk factors

Price control regulations may decrease our profitability.

The prices of certain medicines Wanwei distributes, including those listed in the Chinese government’s catalogue of medications that are reimbursable under China’s social insurance program, or the Insurance Catalogue, are subject to control by the relevant state or provincial price administration authorities. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.

Revenues from products distributed by Wanwei that are subject to price controls accounted for a total of approximately 86% and 66% of Wanwei’s total revenues in the years ended December 31, 2006 and 2005. Hence, the prices of these medicines could not be increased at Wanwei’s discretion above the price ceiling without prior government approval. It is uncertain whether Wanwei would be able to obtain the necessary approvals to increase the prices of these medicines. This could affect Wanwei’s ability to maximize its profits or to profitably sell these products.

The bidding process with respect to the purchase of pharmaceutical products may lead to reduced revenue.

Chinese regulations require non-profit medical organizations established in China to implement bidding procedures for the purchase of drugs. It is intended that the implementation of a bidding purchase system will be extended gradually and will cover, among other drugs, those drugs consumed in large volume and commonly used for clinical uses. Pharmaceutical wholesalers must have the due authorization of the pharmaceutical manufacturers in order to participate in the bidding process. If, for the purpose of reducing the bidding price, pharmaceutical manufacturers participate in the bidding process on their own and enter into purchase and sales contracts with medical organizations directly without authorizing a pharmaceutical distributor, the revenue of Wanwei or any other subsidiaries that we may acquire in the future, whose main business is pharmaceutical distribution, may be adversely affected.

Even though Wanwei has established long-term business relationships with many medical organizations, if a pharmaceutical manufacturer whose products we do not distribute is awarded a contract under the bidding process, the medical organization that initiated the bidding process will be restricted under its agreement with the winning bidder from purchasing similar products from Wanwei.

If the medicines Wanwei distributes are replaced by other medicines or are removed from China’s Insurance Catalogue in the future, Wanwei’s revenue may suffer.

Under Chinese regulations, patients purchasing medicines listed by China’s state and/or provincial governments in the Insurance Catalogue may be reimbursed, in part or in whole, by a social medicine fund. Accordingly, pharmaceutical distributors prefer to engage in the distribution of medicines listed in the Insurance Catalogue. Currently, the main products that Wanwei distributes are listed in the Insurance Catalogue. The content of the Insurance Catalogue is subject to change by the Ministry of Labor and Social Security of China, and new medicines may be added to the Insurance Catalogue by provincial level authorities as part of their limited ability to change certain medicines listed in the Insurance Catalogue. If the medicines Wanwei distributes are replaced by other medicines or removed from the Insurance Catalogue in the future, Wanwei’s revenue may suffer.

Risk factors

RISKS RELATING TO OUR COMMON STOCK

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market. From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market. If our stockholders sell substantial amounts of common stock in the public market, including common stock issuable upon the exercise of outstanding warrants and options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future. We had 26,857,943 shares of common stock outstanding as of July 31, 2007. 8,640,834 of these outstanding shares are held by Abacus, who may be deemed to be our “affiliate” as that term is defined under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, and would be subject to Rule 144. Sales of substantial amounts of our common stock over limited time periods would likely materially decrease the market price of our common stock.

If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing corporate decisions, such as significant corporate transactions and the election and replacement or removal of directors and management, and may also result in conflicts of interest that could cause our stock price to decline.

As of July 31, 2007, Abacus beneficially owned or controlled approximately 32.81% of our outstanding shares of common stock. If Abacus were to act on its own, it likely could control the outcome of corporate actions requiring stockholder approval, including the election, replacement or removal of directors, any merger, consolidation or sale of all or substantially all of our assets, or any other significant corporate transactions, and by virtue of its ability to control the board of directors could control and influence management composition. Abacus may have different interests than other stockholders. For example, Abacus could act to delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders, could prevent or frustrate attempts to replace or remove current management, or Abacus could pursue strategies that are different from the wishes of other investors. This significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

The market price of our common stock may fluctuate substantially due to a variety of factors, including:

➢	announcements concerning our competitors or the pharmaceutical distribution industry in general;

➢	rate of sales and customer acceptance;

➢	changing factors related to doing business in China;

➢	interruption of supply or changes in our agreements with manufacturers or distributors;

➢	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

➢	general and industry-specific economic conditions;

➢	additions to or departures of our key personnel;

➢	variations in our quarterly financial and operating results;

Risk factors

➢	changes in market valuations of other companies that operate in our business segments or in our industry;

➢	lack of adequate trading liquidity;

➢	announcements about our business partners;

➢	changes in accounting principles; and

➢	general market conditions.

The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, could be highly volatile. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

Cautionary note regarding forward-looking statements

This prospectus, including the sections titled “Prospectus Summary,” and “Risk Factors,” contains forward-looking statements. Forward-looking statements convey our current expectations or forecasts of future events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements herein include, among others, statements relating to:

➢	our business strategy;

➢	our potential acquisition of a (i) majority interest in Shanghai Rongheng Pharmaceutical Company Limited and (ii) minority interest in Sunstone Pharmaceutical Co., Ltd.;

➢	our potential joint ventures with (i) Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company and (ii) Biaodian Medical Information Co., Ltd. with respect to Guangzhou Shimei Medical Information Co., Ltd. and Guangzhou Shipu Medical Information Co., Ltd.;

➢	competition in the Chinese pharmaceutical distribution industry and our ability to compete;

➢	our belief regarding the significance of our acquisition of Wanwei;

➢	our belief that a significant opportunity exists to obtain an increased market share in the Chinese pharmaceutical marketing and distribution markets by offering a distribution chain solution that combines our market development services with market fulfillment services;

➢	our expectation to continue to incur significant and increasing operating expenses and capital expenditures;

➢	our expectation that substantially all of our revenues, profits, cash flows and assets will continue to be derived in China and be dominated in Chinese currency;

➢	our belief regarding the significance of brand recognition;

➢	our ability to renew any GSP certificate or any pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate or permit;

➢	our expectation that we may incur operating losses for the foreseeable future;

➢	our future financial and operating results;

➢	the dependence of our future success on obtaining additional promotional and market research agreements and licensing rights for China and on acquiring additional distribution companies;

➢	our ability to fund our current level of operations for the next twelve months through our cash and cash equivalents;

➢	expected timing of the closing of the GPC joint venture transaction;

➢	the board composition of reorganized GPC;

➢	our expectation regarding our Exchange Act reporting obligations; and

➢	any other statements regarding matters not of historical fact.

The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and

Cautionary note regarding forward-looking statements

projections of the future about which we cannot be certain. Many factors affect our ability to achieve our objectives, including:

➢	delays in entering into, or our inability to enter into, definitive documents to acquire, or delays in completing the acquisition of a (i) majority interest in Shanghai Rongheng Pharmaceutical Company Limited and (ii) minority interest in Sunstone Pharmaceutical Co., Ltd.;

➢	delays in completion of our potential joint ventures with (i) Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company and (ii) Biaodian Medical Information Co., Ltd. with respect to Guangzhou Shimei Medical Information Co., Ltd. and Guangzhou Shipu Medical Information Co., Ltd.;

➢	difficulties in acquiring complementary businesses or in integrating acquired businesses;

➢	our inability to obtain additional capital when necessary;

➢	delays in product introduction and marketing or interruptions in supply;

➢	a decrease in business from our major clients;

➢	our inability to compete successfully against new and existing competitors or to leverage our marketing capabilities with our distribution capabilities;

➢	adverse economic, political or social conditions in China;

➢	our inability to renew our GSP certificate or our pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate and permit;

➢	our inability to manage our growth effectively;

➢	our inability to attract and retain key personnel;

➢	our inability to effectively market our services or obtain and maintain arrangements with manufacturers; and

➢	a slowdown in the Chinese economy.

In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

Use of proceeds

OFFERS AND SALES BY SELLING STOCKHOLDER

We will not receive any of the proceeds from the offer and sale of the shares of common stock made by the selling stockholder registered under the registration statement of which this prospectus is a part. See the “Selling Stockholder” section below.

OFFERS AND SALES BY THE COMPANY

We will receive all of the net proceeds from the sale by us of our securities registered under the registration statement of which this prospectus is a part.

Unless the applicable prospectus supplement states otherwise, we will retain broad discretion in the allocation of the net proceeds of an offering of securities made by us. We currently intend to use the net proceeds of this and any future issuances for:

➢	potential acquisitions of complementary businesses, including Rongheng;

➢	potential joint ventures with or minority interests in various enterprises, including with (i) Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company, (ii) Biaodian Medical Information Co., Ltd. with respect to Guangzhou Shimei Medical Information Co., Ltd. and Guangzhou Shipu Medical Information Co., Ltd. and (iii) Sunstone;

➢	research and development;

➢	integration of any businesses we acquire into our existing business; and

➢	other general corporate purposes, including principally working capital and capital expenditures.

We have not determined the amount of net proceeds to be used for each of the specific purposes indicated. The amounts and timing of the expenditures may vary significantly depending on numerous factors. Accordingly, we will have broad discretion to use the proceeds that we receive as we see fit. Pending such uses, we intend to invest the net proceeds that we receive in interest-bearing, investment grade securities.

Dividend policy

We have never declared any cash dividends and do not anticipate paying cash dividends in the near future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our results of operations, financial condition, contractual restrictions and other factors that our board of directors considers relevant.

Description of common stock

GENERAL

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of July 31, 2007, there were 26,857,943 shares of our common stock outstanding, outstanding options to purchase 2,567,272 shares of our common stock, and outstanding warrants to purchase 1,340,997 shares of our common stock and no shares of preferred stock outstanding.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and our bylaws relating to our common stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

COMMON STOCK

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not to subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities and the payment of any liquidation preference of any outstanding preferred stock. Each outstanding share of our common stock is, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

OPTIONS

As of July 31, 2007, options to purchase a total of 2,567,272 shares of our common stock were outstanding and options to purchase 2,377,000 additional shares of our common stock were available for future grant under our 2007 Omnibus Equity Compensation Plan.

ANTITAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND UNDER DELAWARE LAW

Our bylaws provide that only the Chairman of our board of directors or a majority of the members of our board of directors may call a special meeting of stockholders. Our bylaws also establish procedures, including advance notice, with regard to the nomination of directors and stockholder proposals. These provisions of the bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions also may have the effect of preventing changes in our management.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

➢	prior to the business combination, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or

Description of common stock

➢	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned:

-	by persons who are directors and also officers;

-	by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

-	at or after the time the stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

In general, the Delaware General Corporation Law defines an interested stockholder as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation) that beneficially owns 15% or more of the outstanding voting stock of the corporation or any entity or person that is an affiliate or associate of such entity or person.

The Delaware General Corporation Law generally defines a business combination to include the following:

➢	any merger or consolidation involving the corporation and the interested stockholder;

➢	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all the assets of the corporation or its majority-owned subsidiary that involves the interested stockholder;

➢	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

➢	subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the interested stockholder’s proportionate share of the stock of any class or series of the corporation; and

➢	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock is Florida Atlantic Stock Transfer, Inc., whose address is 7130 Nob Hill Road, Tamarac, Florida 33321, and whose phone number is (954) 726-4954.

LISTING

Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market under the trading symbol “BJGP.” From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market under the trading symbol “BJGP.” From February 22, 2006 to August 9, 2006, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BJGP.OB.” Prior to that, our common stock was quoted on the Pink Sheets under the symbol “BJGP.PK.” On July 31, 2007, the last reported sale price of our common stock on The NASDAQ Global Market was $8.90 per share. You are urged to obtain current market quotations for our common stock.

Description of warrants

We may issue warrants to purchase common stock or units. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

As of July 31, 2007, there were outstanding warrants to purchase up to 1,340,997 shares of our common stock at exercise prices between $1.15 and $5.625 per share that expire between April 2009 and December 2011.

GENERAL

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

➢	the offering price;

➢	the title of the warrants;

➢	the aggregate number of warrants offered;

➢	the dates or periods during which the warrants can be exercised;

➢	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

➢	the designation and terms of any securities with which the warrants are issued;

➢	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

➢	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

➢	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

➢	any special tax implications of the warrants or their exercise;

➢	any antidilution provisions of the warrants;

➢	any redemption or call provisions applicable to the warrants; and

➢	any other terms of the warrants.

TRANSFERS AND EXCHANGES

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

EXERCISE

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Description of warrants

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

➢	warrant certificates properly completed; and

➢	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

NO RIGHTS OF SECURITY HOLDER PRIOR TO EXERCISE

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

TITLE

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

Description of units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, warrants or any combination of such securities. The applicable prospectus supplement will describe:

➢	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

➢	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

➢	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Global securities

We may issue the warrants and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable warrant agreement or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable warrant agreement or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Global securities

Any payments to holders with respect to warrants or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the warrant agents, the unit agents or any of our other agents, agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

Plan of distribution

We and the selling stockholder may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We and the selling stockholder may use these methods in any combination.

BY UNDERWRITERS

We and the selling stockholder may use an underwriter or underwriters in the offer or sale of our securities.

➢	If we and the selling stockholder use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

➢	We and the selling stockholder will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

➢	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We and the selling stockholder may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

➢	to purchase from us or the selling stockholder up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

➢	to purchase from us or the selling stockholder up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

BY DEALERS

We and the selling stockholder may use a dealer to sell our securities.

➢	If we or the selling stockholder use a dealer, such person, as principal, will sell our securities to the dealer.

➢	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

➢	We and the selling stockholder will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

Plan of distribution

BY AGENTS

We and the selling stockholder may designate agents to solicit offers to purchase our securities.

➢	We and the selling stockholder will name any agent involved in offering or selling our securities and any commissions that we and the selling stockholder will pay to the agent in the prospectus supplement.

➢	Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

➢	An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

BY DELAYED DELIVERY CONTRACTS

We and the selling stockholder may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

➢	If we and the selling stockholder use delayed delivery contracts, we and the selling stockholder will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

➢	These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

➢	We and the selling stockholder will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We and the selling stockholder may directly solicit offers to purchase our securities, and we and the selling stockholder may directly sell our securities to institutional or other investors, including our affiliates. We and the selling stockholder will describe the terms of our direct sales in the prospectus supplement. We and the selling stockholder may also sell our securities upon the exercise of rights which we may issue.

GENERAL INFORMATION

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Plan of distribution

Representatives of the underwriters through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholder may devise, gift, or otherwise transfer the common stock by means not described herein, in which event such transfer will not be pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the common stock as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us but not by the selling stockholder.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Selling stockholder

The following table sets forth certain information regarding the beneficial ownership by the selling stockholder listed below of shares of our common stock as of July 31, 2007. The shares of our common stock offered hereby includes, unless otherwise indicated, the shares of our common stock, including the shares of our common stock issuable upon exercise of warrants.

The following table assumes that the selling stockholder will sell all of the shares of our common stock offered by it in this offering. However, the selling stockholder may offer all or some portion of our shares of common stock or any shares of common stock issuable upon exercise of outstanding options or warrants held by it. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholder upon termination of sales pursuant to this prospectus. In addition, the selling stockholder may have sold, transferred or disposed of all or a portion of its shares since the date on which it provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act. The shares of our common stock covered by this prospectus may also be sold by donees, pledgees and other transferees or successors-in-interest of the selling stockholder.

We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to sales of its shares.

As of July 31, 2007, there were 26,844,943 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants, currently exercisable or exercisable within 60 days of July 31, 2007, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the selling stockholder has the sole power to direct the voting and investment over shares owned by it.

Shares of Common Stock
	Shares of Common Stock				Beneficially Owned
	Beneficially Owned Prior to the Offering				After the Offering
	Number of				Number of
	Shares			Number of	Shares
	Beneficially		Percent of	Shares Being	Beneficially		Percent of
Selling Stockholder	Owned		Class	Offered	Owned		Class

Abacus Investments Limited	8,807,484	(1)	32.81%	2,737,226	6,070,258	(1)	22.61%

(1)	Includes 166,650 shares of common stock issuable upon the exercise of outstanding warrants.

Legal matters

Certain legal matters with respect to the validity of the securities being offered hereby will be passed on for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

Experts

The financial statements of Beijing Med-Pharm Corporation and its subsidiaries, as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, included in this prospectus have been audited by Grant Thornton, Hong Kong, an independent registered public accounting firm, as stated in its reports appearing herein. These financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to offers and resales of shares of our common stock by us and the selling stockholder identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

We are required to comply with the information requirements of the Exchange Act. Accordingly, we file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and other information with the SEC.

You can read the registration statement and our other filings with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by contacting the Public Reference Room of the SEC at 1-800-SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Information incorporated by reference

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the shares covered by this prospectus.

➢	Our Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2006;

➢	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

➢	Our Current Reports on Form 8-K filed with the SEC on January 30, 2007, March 21, 2007 and July 19, 2007; and

➢	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Beijing Med-Pharm Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We and the selling stockholder are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Indemnification of directors and officers

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation contains a provision that eliminates the personal liability of the registrant’s directors for monetary damages for any breach of fiduciary duty as a director. This provision, however, does not eliminate a director’s liability:

➢	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

➢	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

➢	under Section 174 of the Delaware General Corporation Law; or

➢	for a transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that it shall indemnify any and all persons whom it has the power to indemnify under Delaware law from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Business Corporation Law, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Further, the registrant’s bylaws provide that it shall indemnify its officers and directors upon a determination by a majority of the board of directors who were not parties to such action, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and had no reasonable cause to believe such person’s conduct was unlawful. Any expense incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.

The registrant may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred to directors and officers of the registrant as described above.

The registrant has insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus supplement or the accompanying prospectus is current as of the date shown on the cover page.
3,531,453 Shares of Common Stock
Warrants to Purchase
694,111.40 Shares of Common Stock
694,111 Shares of Common Stock
(issuable upon exercise of warrants)

PROSPECTUS SUPPLEMENT

Philadelphia Brokerage
Corporation
The date of this prospectus supplement is
August 17, 2007